June 13, 2011

Dear Stockholder:

Inland American Real Estate Trust (“Inland American”) is proud to announce our first quarter results for 2011.  We ended the quarter with 983 properties and over $11.2 billion in assets.  Our diverse portfolio, in 38 states, consists of over 48.6 million square feet of retail, office and industrial space, 9,790 multi-family units and 15,732 hotel rooms.

At Inland American, we keep close tabs on economic indicators and how they affect the overall economy and our business.  With the high cost of gasoline, the cooling of consumer spending in the first quarter, the unemployment rate and housing markets still struggling, we believe the nation’s economic recovery will continue to be slow.  But our diversification grants us opportunities to take advantage of markets that are performing well, such as lodging and multi-family, which in turn allows us to deliver results to our investors.

Below are a few statistics illustrating our performance for the quarter:

	At and for the 3	At and for the 3
	months ended 03/31/11	months ended 03/31/10
Total revenue	$326M	$283M
Distributions declared	$106M	$103M
Annualized distribution rate ($10.00 share price)	5%	5%
Annualized distribution rate ($8.03 share price)	6.2%	6.2%

- more -

First Quarter Financial Update Webcast Replay

On June 6th, Inland American conducted a webcast to discuss our complete results for the quarter.  A replay of this event is available on Inland American’s website at www.inlandamerican.com.  We encourage you to attend our upcoming webcasts in 2011 and participate by submitting your questions to us.  We look forward to answering them during future webcasts.  Our next webcast will be in late-August.

Cash Distribution

We have enclosed your cash distribution equaling $0.04167 per share for the month of May 2011, paid at an annualized rate equal to $0.50 per share.  This equates to a 5 percent annualized yield on a share purchase price of $10.00 and a 6.2 percent annualized yield on our estimated per share value and our Distribution Reinvestment Plan purchase price of $8.03.  If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check.

We appreciate your investment in Inland American and we are proud of The Inland Real Estate Group of Companies’ Torch Award for Ethics in the Marketplace from the Better Business Bureau of Chicago and Northern Illinois.  We are also proud of The Inland Real Estate Group of Company’s successful track record and over 40 years of integrity.  We are pleased to let you know that our cumulative distributions in the amount of $1.6 Billion paid by Inland American are funded from cash flow proceeds actually generated from the assets in our portfolio and not from capital invested by our stockholders.

If you have any questions about your investment, please contact your financial advisor or Inland Customer Service at 800.826.8228.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Robert D. Parks	Brenda Gail Gujral
Chairman of the Board	President

Enclosure

cc:  Trustee

       Broker Dealer

       Financial Advisor

The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.